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                                                                    EXHIBIT 10.i


                                   SERIES C
                                PROMISSORY NOTE


$9,336,857.00                                      Delivered in Atlanta, Georgia
                                                   As of December 15, 1992


         FOR VALUE RECEIVED, the undersigned, MARRIOTT DIVERSIFIED AMERICAN HOTELS, L.P., a Delaware limited partnership (hereinafter called the "Maker"), does hereby promise to pay to the order of NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking association chartered under the laws of the United States of America (hereinafter together with any holder hereof called the "Holder"), at the office of AMRESCO-Institutional, Inc., 101 North Tryon Street, NC 1-001-13-20, Charlotte, North Carolina 28255, or at such other place as the Holder may designate in writing, in lawful money of the United States of America, the principal sum of Nine Million Three Hundred Thirty Six Thousand Eight Hundred Fifty-Seven and No/100 Dollars ($9,336,857.00), the principal sum and interest, if any, being payable as set forth below.

         Section 1. Rate of Interest and Payments of Principal and Interest
                    -------------------------------------------------------

         From and after the Maturity Date (as hereinafter defined), interest shall be due and payable at the rates and times as provided in Article 2 of that certain Amended and Restated Loan Agreement dated of even date herewith between the Maker and the Holder (the "Loan Agreement"), which document is incorporated in its entirety herein by reference thereto.

         The entire outstanding principal balance of the indebtedness evidenced by this Note together with all accrued and unpaid interest, if any, shall be due and payable as set forth in the Loan Agreement and in any event on the earlier of (said earlier date being hereinafter referred to as the "Maturity Date"): (i) December 15, 2010, or (ii) acceleration of the indebtedness evidenced by this Note as expressly hereinafter provided.

         Section 2. Prepayment
                    ----------

         The indebtedness evidenced by this Note may be prepaid on the terms and conditions provided in Article 2 in the Loan Agreement. Notwithstanding anything in this Note to the contrary, an acceleration of the indebtedness evidenced hereby shall be deemed a prepayment.

         Section 3. General Provisions
                    ------------------

         In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be returned to the Maker forthwith upon the Holder having actual knowledge of
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the excess. It is the express intent hereof that the Maker not pay and the
Holder not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be legally paid by the Maker under applicable law.

         This Note is secured by, without limitation, six deeds of trust and mortgages securing properties located in the States of California, Michigan, Ohio, North Carolina and Virginia dated February 7, 1990 (as amended, supplemented or modified as of even date herewith and from time to time. hereinafter collectively called the "Mortgages") by the Maker in favor of the Holder. The Holder shall have the optional right to declare the amount of the total unpaid balance hereof to be due and forthwith payable in advance of the Maturity Date upon (a) the failure of the Maker to pay, when due, any amount hereunder within five (5) days after written notice thereof from the Holder to the Maker (in the manner prescribed in the Loan Agreement), or (b) the occurrence of any other "Event of Default," as that term is defined in the Loan Agreement or if Section 4.1(b) of the Mortgages is applicable, as that term is defined in the Mortgage, and with the giving of written notice and the expiration of any applicable cure period to the extent prescribed in the Loan Agreement without cure. From and after the Maturity Date (whether by acceleration or otherwise), or so long as the Series A Note or the Series B Note remains outstanding, the occurrence of an Event of Default, the entire unpaid principal shall bear interest from and after the Maturity Date or, if earlier, the date of the occurrence of such Event of Default until paid in full or such Event of Default is cured or waived in accordance with the Loan Agreement at the Default Rate (as defined in the Loan Agreement), computed on the basis of 360 days per year. Forbearance to exercise this option with respect to any failure or breach of the Maker shall not constitute a waiver of the right as to any subsequent failure or breach.

         Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys' fees actually incurred.

         The Maker hereby waives presentment, demand for payment, protest and notice of non-payment, except as expressly provided in this Note.

         The Maker acknowledges that this Note shall be governed by the laws of the State of Georgia.

         The Holder may not sell, assign or transfer the Note or any interest herein except as provided in Section 10.17 of the Loan Agreement.

         Notwithstanding anything to the contrary contained in this Note, or any of the other Loan Documents (as that term is defined in the Loan Agreement), the Holder agrees to satisfy any judgment obtained against the Maker by the exercise of the rights of the

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Holder under the Loan Documents; no other property or assets of the Maker or any general partner or limited partner of the Maker, nor any Affiliate (as that term is defined in the Loan Agreement) of the Maker, or of any general partner or limited partner of the Maker, except pursuant to (a) that certain Foreclosure Guarantee dated February 7, 1990 (as amended, supplemented or modified from time to time, the "Foreclosure Guarantee") executed by Marriott MDAH One
Corporation, a Delaware corporation ("MDAH One", and (b) that certain Amended and Restated Direct Access and Guaranty Agreement dated of even date herewith
(as amended, supplemented or modified from time to time, the "Direct Access Agreement") executed by Marriott Corporation, a Delaware corporation
("Marriott"; Marriott and MDAH One collectively called the "Guarantors") shall be subject to levy, execution or other enforcement procedures for the satisfaction of the payments required under this Note, the Mortgages or for the performance of any other covenants or warranties contained herein or under the other Loan Documents. The Holder shall not bring any action to obtain a deficiency judgment against the Maker or the general or limited partners of the Maker, or any officers, directors, employees or Affiliates thereof (provided, however, this shall in no way limit the rights, powers and privileges of the Holder pursuant to the Foreclosure Guarantee or the Direct Access Agreement). Nothing contained herein shall: (i) constitute a waiver of any obligation evidenced by this Note, or the Loan Documents, or secured by the Mortgages, or in any way be construed to release or impair the liens and interests of the Mortgages, or the indebtedness evidenced by this Note, (ii) limit the right of the Holder to bring an action to judicially foreclose the liens and interests of the Mortgages, or to confirm any foreclosure or sale pursuant to any power of sale contained in the Mortgages, or limit the right of the Holder to exercise its remedies under the other Loan Documents, subject to the terms of Section
2.20 of the Loan Agreement, or (iii) affect the right of the Holder to bring any action against the Guarantors under the Foreclosure Guarantee or the Direct Access Agreement and satisfy any judgments obtained against any of the assets of the Guarantors pursuant to the terms and conditions of the Foreclosure Guarantee or the Direct Access Agreement.

         Notwithstanding the foregoing, the Maker and any general partner of the Maker shall remain and be fully liable to the Holder for any loss or damage suffered by the Holder as a result of:

                  (i) fraud or intentional damage or waste to any of the Mortgaged Hotels (as that term is defined in the Loan Agreement) by the Maker;

                  (ii) the Maker's retention of rents, room revenues or other income which constitutes collateral under the Loan Documents arising with respect to the Mortgaged Hotels which is collected by the Maker after the Holder has given notice to the Maker that an Event of Default has occurred under the Mortgages or the other Loan Documents (to the full extent of any such rents or other income

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         retained and collected by the Maker in violation of the terms of the
         Loan Documents);

                  (iii) failure to pay ad valorem taxes in violation of the terms of the Mortgages;

                  (iv) any claims, liabilities, damages, costs and expenses resulting from a violation of any federal, state or local laws, rules, regulations or ordinances involving hazardous materials or substances located on, in or under any of the Mortgaged Hotels;

                  (v) the Maker's misapplication or misappropriation of any proceeds received by the Maker pursuant to any insurance policies or condemnation proceeds or awards, in violation of the terms of the Mortgages;

                  (vi) any sale, transfer or voluntary encumbrance of the Mortgaged Hotels or any portion thereof or any interest therein, or the FF&E (as that term is defined in the Loan Agreement), except as expressly permitted in Section 8.1 of the Loan Agreement or as otherwise permitted in the Loan Agreement or the other Loan Documents, or with the prior written consent of the Holder;

                  (vii) failure to maintain insurance as required by the Loan Agreement and the Mortgages; and

                  (viii) failure of the Maker to comply with Section 6.1(b) of the Loan Agreement.

         Notwithstanding the foregoing, the Sellers (as hereinafter defined) shall remain fully liable for the obligations, liabilities, representations, warranties and indemnifications contained in that certain Purchase Agreement dated as of even date herewith among Marriott, Essex House Condominium Corporation, Host La Jolla, Inc. and Marriott-Dayton Community Urban Redevelopment Corporation (collectively, the "Sellers") and the Maker, which survive the date hereof, as provided therein, and the Holder shall have recourse against the Sellers to the extent assigned to the Holder in that certain Assignment of Purchase Agreement dated February 7, 1990 among the Sellers, the Maker and the Holder.


                          [Signatures On Next Page.]

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         IN WITNESS WHEREOF, the undersigned Maker has hereunto caused this instrument to be duly executed and sealed as of the day and year first above written.

                                MARRIOTT DIVERSIFIED AMERICAN
                                HOTELS, L.P., a Delaware limited
                                partnership

                                By:      Marriott MDAH One Corporation, a
                                         Delaware corporation, Sole General
                                         Partner

                                         By: /s/ Jeffrey P. Mayer
                                            ---------------------------------
                                         Name: JEFFREY P. MAYER
                                              -------------------------------
                                         Title: VICE PRESIDENT
                                               ------------------------------

                                         Attest: [SIGNATURE APPEARS HERE]
                                                -----------------------------
                                         Name:
                                              -------------------------------
                                         Title: SECRETARY
                                               ------------------------------

                                                     [CORPORATE SEAL]

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